This filing is made pursuant to Rule 424(b)(2)
under the Securities Act of 1933
in connection with Registration No. 333-224828

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $25.00 Per Share)	10,000,000	$25.00	$250,000,000.00	$30,300.00

(1)

The filing fee is calculated in accordance with Rule 457(r) and Rule 457(o) of the Securities Act of 1933, as amended, by multiplying the proposed maximum aggregate offering price of the securities offered by the fee payment rate in effect on the date of fee payment.

PROSPECTUS SUPPLEMENT

(To prospectus dated November 20, 2018)

10,000,000 Shares

Air Lease Corporation

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

(Liquidation Preference $25.00 Per Share)

We are offering 10,000,000 shares of our 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, or the “Series A Preferred Stock”. This is our first issuance of the Series A Preferred Stock, and we have no other preferred stock outstanding. The Series A Preferred Stock will rank senior to our common stock, $0.01 par value per share, which we refer to in this prospectus supplement as our common stock, and any other class or series of our subsequently issued capital stock expressly designated as ranking junior to the Series A Preferred Stock. The Series A Preferred Stock will rank junior in right of payment to our existing and future debt obligations, including any subordinated debt, and liabilities.

We will pay dividends on the Series A Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), out of funds legally available for payment of dividends. From the date of original issue to, but excluding, March 15, 2024, dividends will be payable at a rate of 6.150% per annum of the stated amount of $25.00 per share (equivalent to an annual rate of $1.5375 per share), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019. From, and including, March 15, 2024, dividends will be payable at a rate equal to three-month LIBOR (as defined herein) plus a spread of 3.650% per annum, reset quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Dividends on the Series A Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on or after March 15, 2024, for cash at a redemption price of $25.00 per share, or (ii) in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein), for cash at a redemption price of $25.50 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. For more information on our redemption rights, including the definition of Rating Agency Event, see “Description of the Series A Preferred Stock—Redemption”.

The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund.

Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other limited circumstances. For more information on voting rights, see “Description of the Series A Preferred Stock—Voting Rights”.

The Series A Preferred Stock are a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Stock on the New York Stock Exchange (“NYSE”) under the symbol “AL PRA”. If the application is approved, we expect trading of the Series A Preferred Stock on the NYSE to commence within 30 days after the Series A Preferred Stock is first issued.

Investing in the Series A Preferred Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and those incorporated by reference herein to read about certain factors you should consider before buying the Series A Preferred Stock.

	Per Share	Total
Public offering price(1)	$25.0000	$250,000,000.00
Underwriting discount(2)	$0.6606	$6,605,687.50
Proceeds, before expenses, to us	$24.3394	$243,394,312.50

(1)

The initial public offering price set forth above does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the date of original issuance, which is expected to be March 5, 2019.

(2)

Rounded to four decimal places and reflects 4,415,000 shares sold to institutional investors, for which the underwriters receive an underwriting discount of $0.5000 per share, and 5,585,000 shares sold to retail investors, for which the underwriters receive an underwriting discount of $0.7875 per share.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Series A Preferred Stock is expected to be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in The City of New York, New York on or about March 5, 2019 which is the fifth business day following the date of this prospectus supplement.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities	J.P. Morgan

Joint Lead Managers

Citigroup	Goldman Sachs & Co. LLC	Keefe, Bruyette & Woods A Stifel Company

Prospectus Supplement dated February 26, 2019

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Series A Preferred Stock and matters relating to us and our financial performance and condition. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may, from time to time in one or more offerings, sell under our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” on page S-49 of this prospectus supplement and page 3 of the accompanying prospectus.

When this prospectus supplement uses the terms “Company,” “ALC,” “we,” “our” and “us,” they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

S-ii

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “seeks” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and in our most recent Annual Report on Form 10-K, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms or to predict the timing of such sales;

•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment, including tariffs and other restrictions on trade;

•	our inability to effectively deploy the net proceeds from our capital raising activities, including from the issue of the Series A Preferred Stock;

•

unanticipated impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), including as a result of changes in assumptions we make in our interpretation of the Tax Reform Act, guidance related to application of the Tax Reform Act that may be issued in the future, and actions that we may take as a result of our expected impact of the Tax Reform Act;

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•	our inability to obtain or maintain listing of the Series A Preferred Stock on the NYSE.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

S-iii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering but does not contain all of the information that you should consider before deciding to invest in the Series A Preferred Stock. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully before making an investment decision, including the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018 incorporated herein by reference.

Air Lease Corporation

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers, such as The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”), and leasing those aircraft to airlines throughout the world with the intention to generate attractive returns on equity. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, airlines and through our asset-backed securities platform. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. Our operating performance is driven by the growth of our fleet, the terms of our leases, the interest rates on our debt, and the aggregate amount of our indebtedness, supplemented by the gains from our aircraft sales and trading activities and our management fees.

We currently have relationships with over 200 airlines across 70 countries. We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including markets such as Asia, the Pacific Rim, Latin America, the Middle East, Europe, Africa and North America. Many of these markets are experiencing increased demand for passenger airline travel and have lower market saturation than more mature markets such as the United States and Western Europe. We expect that these markets will also present significant replacement opportunities in upcoming years as many airlines look to replace aging aircraft with new, modern technology, fuel-efficient jet aircraft. An important focus of our strategy is meeting the needs of this replacement market. Airlines in some of these markets have fewer financing alternatives, enabling us to command relatively higher lease rates compared to those in more mature markets.

We mitigate the risks of owning and leasing aircraft through careful management and diversification of our leases and lessees by geography, lease term, and aircraft age and type. We believe that diversification of our operating lease portfolio reduces the risks associated with individual lessee defaults and adverse geopolitical and regional economic events. We mitigate the risks associated with cyclical variations in the airline industry by managing customer concentrations and lease maturities in our operating lease portfolio to minimize periods of concentrated lease expirations. In order to maximize residual values and minimize the risk of obsolescence, our strategy is to own an aircraft during the first third of its expected 25-year useful life.

During the year ended December 31, 2018, we purchased and took delivery of 37 aircraft from our new order pipeline, purchased nine incremental aircraft and sold 15 aircraft, ending the period with a total of 275 aircraft with a net book value of $15.7 billion. The weighted average lease term remaining on our operating lease portfolio was 6.8 years and the weighted average age of our fleet was 3.8 years as of December 31, 2018. Our fleet grew by 18.3% based on net book value of $15.7 billion as of December 31, 2018 compared to $13.3 billion as of December 31, 2017. In addition, we had a managed fleet of 61 aircraft as of December 31, 2018, compared to a managed fleet of 50 aircraft as of December 31, 2017. We have a globally diversified customer base comprised of 94 airlines in 56 countries. As of February 21, 2019, all aircraft in our operating lease portfolio, except for one aircraft, were subject to lease agreements.

During the year ended December 31, 2018, we increased our total commitments with Boeing and Airbus by a net 41 aircraft and added 45 option orders to acquire aircraft. As of December 31, 2018, we had commitments to purchase 372 aircraft from Boeing and Airbus for delivery through 2024, with an estimated aggregate commitment of $26.3 billion. We ended 2018 with $25.7 billion in committed minimum future rental payments and placed 72% of our order book on long-term leases for aircraft delivering through 2021. This includes $11.8 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.9 billion in minimum future rental payments related to aircraft which will deliver between 2019 and 2022.

We finance the purchase of aircraft and our business with available cash balances, internally generated funds, including aircraft sales and trading activities, and debt financings. We have structured ourselves to have an investment-grade credit profile and our debt financing strategy is focused on raising unsecured debt in the global bank and debt capital markets, with a limited utilization of export credit or other forms of secured financing. In 2018, we issued a total of $3.03 billion in senior unsecured notes bearing interest at fixed rates ranging from 2.500% to 4.625% with one note bearing interest at a floating rate of LIBOR plus 1.125%, with maturities ranging from 2021 to 2028. In addition, we increased our unsecured revolving credit facility capacity to approximately $4.6 billion, representing a 21.7% increase from 2017 and extended the final maturity to May 5, 2022 with an interest rate of LIBOR plus 1.05%. We ended 2018 with total debt outstanding, net of discounts and issuance costs, of $11.5 billion, of which 86.4% was at a fixed rate and 96.5% of which was unsecured. As of December 31, 2018, our composite cost of funds was 3.46%. We subsequently increased our revolving credit facility capacity to approximately $4.7 billion.

In 2018, total revenues increased by 10.8% to $1.7 billion, compared to 2017. The increase in our total revenues was primarily due to the $2.4 billion increase in the net book value of our operating lease portfolio. Income before taxes increased 5.0% to $640.1 million for the year ended December 31, 2018, compared to $609.5 million for the year ended December 31, 2017. The increase in our income before taxes was principally driven by the continued growth of our fleet, partially offset by a reduction of our aircraft sales and trading activities. Our pre-tax profit margin for the year ended December 31, 2018 was 38.1% as compared to 40.2% for the year ended December 31, 2017.

During the year ended December 31, 2018, our net income was $510.8 million, or $4.60 per diluted share, compared to $756.2 million, or $6.82 per diluted share for the year ended December 31, 2017. The decrease was primarily due to the enactment of the Tax Reform Act, which was effective beginning January 1, 2018, and resulted in a tax benefit of $354.1 million, or $3.17 per diluted share during the year ended December 31, 2017. This decrease in net income was partially offset by the continued growth in our fleet.

Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the Series A Preferred Stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Series A Preferred Stock” section of this prospectus supplement contains a more detailed description of the terms and conditions of the Series A Preferred Stock. As used in this section “Summary—The Offering,” “Company,” “we,” “our,” and “us” refer to Air Lease Corporation only and not to its subsidiaries.

Issuer	Air Lease Corporation, a Delaware corporation.

Securities	10,000,000 shares of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”)

We may from time to time elect to issue additional shares of the Series A Preferred Stock, and all such additional shares of Series A Preferred Stock would be deemed to form a single series with the shares of Series A Preferred Stock offered by this prospectus supplement.

Settlement Date	Delivery of the shares of Series A Preferred Stock is expected to be made against payment therefor on or about March 5, 2019, which is the fifth business day following the pricing of this offering.

Dividend Payment Dates	From the date of original issue to, but excluding, March 15, 2024 (such period, the “Fixed-Rate Period”), dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019. From, and including, March 15, 2024 (such period, the “Floating-Rate Period”), dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024, subject to adjustment in the case of any such date that falls on a day that is not a business day as described under “Description of the Series A Preferred Stock—Dividends” below.

Dividends	We will pay dividends on the Series A Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of our board of directors) out of funds legally available for the payment of dividends.

Dividends will accrue, on a non-cumulative basis, on the stated amount of $25.00 per share of the Series A Preferred Stock (the “stated amount”) at a rate per annum equal to (i) 6.150% during the Fixed-Rate Period (equivalent to the fixed annual rate of $1.5375 per share) and (ii) a rate equal to three-month LIBOR (as defined under “Description of the Series A Preferred Stock—Dividends”) plus a spread of 3.650% per annum, reset quarterly, during the Floating-Rate Period.

Dividends will be payable in arrears on each dividend payment date.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

As used in this prospectus supplement, “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series A Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date.

So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:

•	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock;

•	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly; and

•

no shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, will not apply to or prohibit:

•

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

•	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•	repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

•

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock; or

•

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series A Preferred Stock and any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pursuant to an offer made on the same terms to holders of all shares of Series A Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock.

See “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases”.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of capital stock of Air Lease Corporation that ranks junior to the Series A Preferred Stock, either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up. Payment of dividends on the Series A Preferred Stock is subject to certain restrictions. For more information on these restrictions, see “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases”.

Ranking	The Series A Preferred Stock will rank, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all junior stock, including our common stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, would rank senior in right of payment to the Series A Preferred Stock. As of the date hereof, we do not have any junior stock other than our common stock, and we have no parity or senior capital stock or any convertible or exchangeable debt securities outstanding.

The Series A Preferred Stock will also rank junior in right of payment to our existing and future debt obligations, including any subordinated debt, and liabilities. As of December 31, 2018, we and our subsidiaries had total liabilities of approximately $13.7 billion, including approximately $11.7 billion of total consolidated indebtedness outstanding. As of February 22, 2019, our total consolidated indebtedness was approximately $11.9 billion.

Maturity	The Series A Preferred Stock is perpetual and does not have any maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide, at our option, to redeem or otherwise repurchase it.

Redemption	We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on or after March 15, 2024, for cash at a redemption price of $25.00 per share, or (ii) in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein), for cash at a redemption price of $25.50 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. For more information on our redemption rights, including the definition of Rating Agency Event, see “Description of the Series A Preferred Stock—Redemption”.

The holders of the Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Liquidation Preference	In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of junior stock, holders of Series A Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).

Such distributions will be made on a pro rata basis as to the Series A Preferred Stock and any class or series of our capital stock that ranks equally with the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding up.

Voting Rights	Holders of shares of the Series A Preferred Stock will generally have no voting rights, except as required by law or as set forth below.

If dividends on any shares of the Series A Preferred Stock have not been declared and paid for six or more full quarterly dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the holders of shares of the Series A Preferred Stock, voting together as a class with holders of any other series of preferred stock then outstanding upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional members of our board of directors at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock and at each subsequent annual meeting until dividends have been paid in full on the Series A Preferred Stock and any other class or series of voting preferred stock for at least four consecutive quarterly dividend periods following a nonpayment, at which time the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (with such voting rights being subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on our board of directors shall automatically decrease by two.

In addition, so long as any shares of Series A Preferred Stock are outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon, will be necessary for effecting or validating:

•

any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series A Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series A Preferred Stock, taken as a whole;

•

any amendment or alteration of our restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or

•

any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

For more information on voting rights, see “Description of the Series A Preferred Stock—Voting Rights”.

Preemptive and Conversion Rights	None.

Sinking Fund	None.

Intended Listing	The Series A Preferred Stock is a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Stock on the New York Stock Exchange (“NYSE”) under the symbol “AL PRA”. If the application is approved, we expect trading of the Series A Preferred Stock on the NYSE to commence within 30 days after the Series A Preferred Stock is first issued.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $242.6 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. See “Use of Proceeds”.

Book-Entry Form	The Series A Preferred Stock will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the Series A Preferred Stock will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and these interests may not be exchanged for certificated stock, except in limited circumstances. See “Book-Entry, Delivery and Form”.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

Calculation Agent	Deutsche Bank Trust Company Americas

Risk Factors	In evaluating an investment in the Series A Preferred Stock, you should carefully consider, along with the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated herein by reference, for risks involved with an investment in the Series A Preferred Stock.

RISK FACTORS

An investment in the Series A Preferred Stock involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated herein by reference, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition or results of operations. The trading price of the Series A Preferred Stock could decline due to any of these risks, and you may lose all or a substantial part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, as used in this “Risk Factors” section, “we,” “our,” and “us” refer to Air Lease Corporation only and not to its subsidiaries.

The Series A Preferred Stock is equity and is subordinate to our and our subsidiaries’ existing and future indebtedness, including any subordinated indebtedness, and liabilities.

The shares of Series A Preferred Stock are equity interests in Air Lease Corporation and do not constitute indebtedness. As such, the Series A Preferred Stock will rank junior to all indebtedness and liabilities of Air Lease Corporation with respect to assets available to satisfy claims on Air Lease Corporation, including in a liquidation of Air Lease Corporation.

Further, we conduct substantially all of our operations through our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus the ability of a holder of Series A Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

As of December 31, 2018, we and our subsidiaries had total liabilities of approximately $13.7 billion, including approximately $11.7 billion of total consolidated indebtedness outstanding. As of February 22, 2019, our total consolidated indebtedness was approximately $11.9 billion.

Dividends on the Series A Preferred Stock will be discretionary and non-cumulative, and may not be paid if such payment will result in our failure to comply with all applicable laws or if such payment would be prohibited by the terms of our future indebtedness.

Dividends on the Series A Preferred Stock will be discretionary and non-cumulative. Consequently, if our board of directors (or any duly authorized committee of our board of directors) does not authorize and declare a dividend on the Series A Preferred Stock for any dividend period, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors (or any duly authorized committee of our board of directors) has not declared a dividend before the related dividend payment date, whether or not dividends on the Series A Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period.

Our ability to pay dividends on the Series A Preferred Stock will be subject to, among other things, our working capital levels, known or anticipated cash needs, business opportunities, general economic and business conditions, our financial results and other liquidity needs. In addition, if payment of dividends on Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Delaware General Corporation Law that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on Series A Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series A Preferred Stock. The Series A Preferred Stock place no restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series A Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute the ownership of existing holders of the Series A Preferred Stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our holders of common stock, including issuing additional shares of Series A Preferred Stock, and to set the terms of any such classes or series of preferred stock that may be issued. We may issue additional shares of Series A Preferred Stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock voting together as a single class with each other class or series of preferred stock ranking on parity with the Series A Preferred Stock, senior to) the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The market price of the Series A Preferred Stock could decline as a result of offerings by us of preferred stock that ranks on parity with, or senior to, the Series A Preferred Stock or that dilutes the voting power of the Series A Preferred Stock. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution.

Investors should not expect us to redeem the Series A Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable. We are not required to redeem or make an offer to purchase the Series A Preferred Stock in connection with a “change of control” or a consolidation, merger or sale of assets.

The shares of Series A Preferred Stock are perpetual equity securities. The Series A Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Series A Preferred Stock may be redeemed by us at our option either in whole or in part on any date occurring on or after March 15, 2024. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend, among other things, upon our financial position, liquidity, expected capital requirements and our growth strategy, as well as general market conditions at such time. Our right to redeem the Series A Preferred Stock is subject to the limitations described below under “Description of the Series A Preferred Stock—Redemption”. Accordingly, investors should not expect us to redeem the Series A Preferred Stock on the date it first becomes redeemable or on any particular date thereafter. In addition, we are not required to redeem or make an offer to purchase the Series A Preferred Stock in connection with a “change of control” or a consolidation, merger or sale of assets. Investors should expect that the Series A Preferred Stock may remain outstanding indefinitely.

We may redeem shares of the Series A Preferred Stock on or after March 15, 2024, and at any time within 90 days following a Rating Agency Event. Such redemption could adversely affect your return on the Series A Preferred Stock, and you will have reinvestment risks.

On or after March 15, 2024, we may redeem shares of Series A Preferred Stock, at our option, in whole or in part, at a redemption price equal to $25.00 per share plus any declared and unpaid dividends. See “Description of the Series A Preferred Stock—Redemption”. Prior to March 15, 2024, we also may redeem shares of Series A Preferred Stock, at our option, in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein) at a redemption price equal to $25.50 per share plus any declared and unpaid dividends. See “Description of the Series A Preferred Stock—Redemption”.

Consequently, we may choose to redeem shares of the Series A Preferred Stock at times when prevailing interest rates are lower than the dividend rate on the Series A Preferred Stock. As a result, holders of the Series A Preferred Stock may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or yield as high as the dividend rates or yield on the Series A Preferred Shares being redeemed.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series A Preferred Stock.

When dividends are paid in part, and not paid in full, upon the shares of the Series A Preferred Stock or any dividend parity stock that we may issue in the future, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series A Preferred Stock.

We are permitted to make certain payments during dividend periods for which we do not declare and pay, or set aside funds for, dividends on all outstanding shares of Series A Preferred Stock.

The terms of the Series A Preferred Stock restrict us from making certain payments, such as paying dividends on junior stock and repurchasing or redeeming junior or parity stock, during any dividend period for which we do not declare and pay, or set aside funds for, dividends on all outstanding shares of Series A Preferred Stock. These restrictions, however, are subject to exceptions which permit us to, among other things, (i) make certain repurchases, redemptions or other acquisitions of shares of junior stock as a result of a reclassification of junior stock or the exchange or conversion of one or more shares of junior stock, in each case, for or into one or more shares of junior stock, or the purchase of fractional interests in shares of junior stock; (ii) make certain repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock or in connection with certain employment agreements, benefits plans, dividend reinvestment plans or stockholder purchase plans; (iii) declare certain dividends in connection with any stockholders’ rights plan, or make certain issuances, redemptions or repurchases of rights pursuant to such plan; (iv) pay dividends on junior stock in the form of securities where the dividend securities issuable upon exercise or exchange thereof is the same stock as that on which the dividend is being paid or is other junior stock; or (v) make certain pro rata purchase or pro rata exchanges of all or a pro rata portion of the Series A Preferred Stock and any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock. See “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases” for more information.

The dividend rate will vary commencing on March 15, 2024 and any dividends declared may be less than the initial fixed annual rate of 6.150% that is in effect during the Fixed-Rate Period.

The annual dividend rate on the Series A Preferred Stock commencing on March 15, 2024 will equal three-month LIBOR plus a spread of 3.650% per annum, reset quarterly, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR. Therefore, any dividends declared on or after March 15, 2024 may vary from period to period and could be more or less than the fixed rate for the initial five-year period. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude, and longevity of market rate risk.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Increased regulatory oversight and changes in the method pursuant to which the LIBOR rates are determined may adversely affect the value of the Series A Preferred Stock.

Beginning in 2008, concerns have been expressed that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR rates may have been under-reporting or otherwise manipulating the interbank lending rates applicable to them. Regulators and law enforcement agencies from a number of governments have conducted investigations relating to the calculation of LIBOR across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the BBA in setting daily LIBOR have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission or the U.K. Financial Conduct Authority in order to resolve the investigations. If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been. Responsibility for the calculation of LIBOR was transferred to ICE Benchmark Administration Limited, as independent LIBOR administrator, effective February 1, 2014.

On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “July 27th Announcement”). The July 27th Announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021 (the “LIBOR Phase-Out Date”). Consequently, at this time, it is not possible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. The ICE Benchmark Administration (the “IBA”), the entity responsible for administering LIBOR has not proposed an alternative benchmark rate, nor has it outlined a process or schedule for introducing an alternative benchmark rate, if any. Following the LIBOR Phase-Out Date, LIBOR may be determined on alternative bases, some of which may also be unavailable or adversely affected due to the decline of London interbank market activity. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities whose interest or dividend is determined by reference to LIBOR, including, during certain periods, the Series A Preferred Stock issued hereby. There is no assurance that the characteristics of any substitute or successor rate will be similar to three-month LIBOR, or that any substitute or successor rate will produce the economic equivalent of three-month LIBOR. Similarly, it is not possible to predict whether LIBOR will continue to be viewed as an acceptable benchmark for securities such as the Series A Preferred Stock, what rate or rates may become accepted alternatives to LIBOR or the effect of any such changes in views or alternatives on the value of LIBOR-linked securities, such as the Series A Preferred Stock. Any of the above developments or changes or any other consequential changes to LIBOR or any alternative rate or benchmark as a result of any international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of the Series A Preferred Stock.

The dividend rate during the Floating-Rate Period will be calculated using an alternative reference rate if three-month LIBOR is discontinued, and may revert to the dividend rate that applied during the Fixed-Rate Period.

Although the initial dividend rate on the Series A Preferred Stock is fixed, any dividends declared during the Floating-Rate Period will equal three-month LIBOR plus 3.650% per annum, reset quarterly, per share. However, the Floating-Rate Period commences after the date on which the July 27th Announcement states that the continuation of three-month LIBOR on the current basis cannot and will not be guaranteed. As described under “Description of the Series A Preferred Stock—Dividends,” if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Stock and we notify the calculation agent of such determination (a “LIBOR Event”), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future dividend determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, dividend determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate.

Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of Series A Preferred Stock. If on any dividend determination date during the Floating-Rate Period (which may be the first dividend determination date of the Floating-Rate Period) a LIBOR Event has occurred prior to such dividend determination date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such dividend determination date, then commencing on such dividend determination date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable dividend period and will remain in effect during the remainder of the Floating-Rate Period.

We will have discretion to determine if three-month LIBOR has been discontinued or is no longer an acceptable benchmark, to direct the calculation agent to use the appropriate Alternative Rate and to make related Adjustments consistent with market practice and, in certain circumstances, to appoint an IFA to determine an appropriate Alternative Rate and any Adjustments. Our interests in making the foregoing determinations or adjustments may be adverse to the interests of holders of the Series A Preferred Stock, and any of the foregoing determinations, adjustments or actions by the calculation agent or the IFA, or the continuation of the dividend rate in effect during the Fixed-Rate Period in certain circumstances, could result in adverse consequences to the applicable dividend rate on Series A Preferred Stock, which could have adverse effects on the returns on, value of, and market for Series A Preferred Stock.

Holders of the Series A Preferred Stock may be unable to use the dividends received deduction.

Dividends paid to corporate U.S. holders of Series A Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the dividends on the Series A Preferred Stock to qualify as dividends for federal income tax purposes. See “Material United States Federal Income Tax Considerations”. If any dividends on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series A Preferred Stock may decline.

Our results of operations and our ability to fund dividend payments and all payments on our other obligations depend upon the results of operations of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries. For the year ended December 31, 2018, our subsidiaries generated substantially all of our consolidated revenue and operating cash flow. As of December 31, 2018, our subsidiaries held 100% of our aircraft assets. Our subsidiaries do not have any obligation to make funds available to us to fund dividend payments on the Series A Preferred Stock. Our ability to fund dividend payments on the Series A Preferred Stock, as well as our ability to repay our indebtedness, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividends, distributions or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us sufficient to enable us to fund dividend payments on the Series A Preferred Stock. Each subsidiary is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, and our board of directors may not declare a dividend on the Series A Preferred as a result. For additional risks related to our subsidiaries’ ability to make payments and distributions to us, see the risk factor titled “Certain of our subsidiaries may be restricted in their ability to make distributions to us which would negatively affect our financial condition and cash flow” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference. Also, as of December 31, 2018, we had pledged our interests in our subsidiaries to secure our guarantees of approximately $242.2 million of subsidiary indebtedness. Any foreclosure on these interests by our lenders could reduce our cash available to fund payment on our indebtedness and dividends on the Series A Preferred Stock.

Holders of Series A Preferred Stock will have limited voting rights.

Holders of Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders, except as required by law and as provided below under “Description of the Series A Preferred Stock—Voting Rights”. Voting rights for holders of Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock, the creation of additional classes or series of preferred stock that are senior to the Series A Preferred Stock and our failure to pay dividends on the Series A Preferred Stock.

In particular, holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or the creation or issuance of any class or series of capital stock, or any issuance or increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

Holders of Series A Preferred Stock will also not have any voting rights with respect to, and the consent of the holders of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

General market conditions and unpredictable factors could adversely affect market prices for the Series A Preferred Stock.

There can be no assurance about the market prices for the Series A Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the Series A Preferred Stock. Factors that might influence the market value of the shares of the Series A Preferred Stock include:

•	whether dividends have been declared and are likely to be declared on the Series A Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	additional issuances of other series or classes or preferred stock or the incurrence of additional indebtedness or other obligations to which the Series A Preferred Stock is effectively subordinated;

•	our creditworthiness and the ratings given to our securities by credit rating agencies, including the ratings given to the Series A Preferred Stock;

•	events or the prospect of events that could cause us to have the right to redeem the Series A Preferred Stock;

•	prevailing interest rates or rates of return being paid by other companies similar to us and the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Our performance, market conditions and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Series A Preferred Stock. In general, as market interest rates rise, securities with fixed interest rates or fixed dividend rates, such as the Series A Preferred Stock during the fixed-rate period, decline in value. Consequently, if you purchase the Series A Preferred Stock and market interest rates increase during the fixed-rate period, the market price of the Series A Preferred Stock may decline. We cannot predict the future level of market interest rates.

Accordingly, the Series A Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price that the investor paid for the Series A Preferred Stock.

The Series A Preferred Stock may not be rated and, if rated, a downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the Series A Preferred Stock, could cause the liquidity or trading price of the shares of Series A Preferred Stock to decline significantly.

We expect that Standard & Poor’s Ratings Services, Fitch Ratings, Inc. and Kroll Bond Ratings will assign ratings to the Series A Preferred Stock. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. Real or anticipated changes in the credit ratings assigned to the Series A Preferred Stock, our other securities, or our credit ratings generally could affect the trading price of the shares of the Series A Preferred Stock. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the aircraft leasing industry as a whole and may change their credit rating for us and our securities, including the Series A Preferred Stock, based on their overall view of our industry.

We cannot be sure that rating agencies will rate the Series A Preferred Stock or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the ratings once issued or advise holders of Series A Preferred Stock of any change in ratings. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series A Preferred Stock to decline significantly.

The shares of Series A Preferred Stock may not have an active trading market.

The Series A Preferred Stock are new issues with no established trading market. Although we intend to apply to list the Series A Preferred Stock on the NYSE, there is no guarantee that our application to list the Series

A Preferred Stock will be approved and, if approved, that such listing will be maintained. If our application is approved, we expect trading of the Series A Preferred Stock on the NYSE to begin within 30 days after the Series A Preferred Stock is first issued. Even if the Series A Preferred Stock is listed, we are not obligated to maintain such listing and there may be little or no secondary market for the Series A Preferred Stock. Even if a secondary market for the Series A Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock; however, they are not obligated to do so and may discontinue any market making in the Series A Preferred Stock at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Series A Preferred Stock will develop, that a liquid trading market for the Series A Preferred Stock will be maintained, that the Series A Preferred Stock will be listed on the NYSE or at all, that you will be able to sell your Series A Preferred Stock at a particular time or that the price you receive when you sell will be favorable.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $242.6 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of December 31, 2018:

•	on an actual basis; and

•

on an as adjusted basis to reflect the sale of the Series A Preferred Stock, after deducting the underwriting discount and estimated offering expenses payable by us, but not the application of the net proceeds therefrom. See “Use of Proceeds”.

You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which are incorporated herein by reference.

	As of December 31, 2018 (Unaudited)
(in thousands, except share amounts)	Actual	As adjusted
Cash and cash equivalents	$300,127	$542,771
Restricted cash	22,871	22,871

Debt financing, net of discounts and issuance costs (1)	11,538,905	11,538,905

Shareholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, zero shares issued and outstanding on an actual basis and 10,000,000 shares of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, issued and outstanding on an as adjusted basis	—	100
Class A common stock, $0.01 par value; 500,000,000 shares authorized, 110,949,850 shares issued and outstanding	1,110	1,110
Class B non-voting common stock, $0.01 par value; 10,000,000 shares authorized, no shares issued or outstanding	—	—
Paid-in capital	2,474,238	2,716,782
Retained earnings	2,331,552	2,331,552

Total shareholders’ equity	4,806,900	5,049,544

Total capitalization	$16,345,805	$16,588,449

(1)	As of February 22, 2019, our total consolidated indebtedness was approximately $11.9 billion.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following is a brief description of the material terms of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our restated certificate of incorporation, including the certificate of designations creating the Series A Preferred Stock, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law. This description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

Under our restated certificate of incorporation, we have the authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors is authorized, without further stockholder action, to cause the issuance of shares of preferred stock, including the Series A Preferred Stock. As of the date hereof, we have no shares of preferred stock issued and outstanding.

The Series A Preferred Stock represents a single series of our authorized preferred stock. Prior to the issuance of the Series A Preferred Stock, we will have filed the certificate of designations with respect to the Series A Preferred Stock with the Secretary of State of the State of Delaware. Shares of Series A Preferred Stock, upon issuance against full payment for the purchase price thereof, will be fully paid and nonassessable.

The number of authorized shares of the Series A Preferred Stock initially is 10,000,000 and the “stated amount” per share is $25.00. The number of authorized shares of Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series A Preferred Stock.

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series A Preferred Stock has no stated maturity.

We reserve the right to re-open this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of Series A Preferred Stock. The additional shares of Series A Preferred Stock would be deemed to form a single series with the Series A Preferred Stock offered by this prospectus supplement. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued after March 5, 2019 shall accrue dividends from the date they are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Additional preferred stock may be issued from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Stock. As of the date hereof, we do not have any junior stock other than the common stock, and we have no parity or senior capital stock or any convertible or exchangeable debt securities outstanding.

The Series A Preferred Stock will also rank junior in right of payment to our existing and future debt obligations, including any subordinated debt, and liabilities. As of December 31, 2018, we and our subsidiaries had total liabilities of approximately $13.7 billion, including approximately $11.7 billion of total consolidated indebtedness outstanding. As of February 22, 2019, our total consolidated indebtedness was approximately $11.9 billion.

Dividends

Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends as follows:

•

From the date of original issue to, but excluding, March 15, 2024 (such period, the “Fixed-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate of 6.150% per annum, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019.

•

From, and including, March 15, 2024 (such period, the “Floating-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate equal to three-month LIBOR (as defined below) plus 3.650% per annum, reset quarterly, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Each date on which dividends are payable pursuant to the foregoing clauses, subject to adjustment as provided below, is a “dividend payment date,” and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any such date on or before March 15, 2024 is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series A Preferred Stock). If any such date after March 15, 2024 that would otherwise be a dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends on the Series A Preferred Stock, when, as and if declared, will be paid on such next succeeding business day, unless such day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day.

The amount of the dividend per share of the Series A Preferred Stock will be calculated (a) for each dividend period (or portion thereof) in the Fixed-Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) for each dividend period (or portion thereof) in the Floating-Rate Period, based on the actual number of days in the dividend period and a 360-day year, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then holders of Series A Preferred Stock shall not be entitled to receive any dividends not declared by our board of directors (or a duly authorized committee of our board of directors) and no interest, or sum of money in lieu of interest or dividends, shall be payable in respect of any dividend not so declared, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period.

The establishment of three-month LIBOR for each dividend period in the Floating-Rate Period by the calculation agent (including, for the avoidance of doubt, at the direction of us in the case of clause (iii) of the definition of three-month LIBOR) or IFA (as defined below), as applicable, shall, in the absence of manifest error, be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of three-month LIBOR shall not be subject to the vote or consent of the holders of the Series A Preferred Stock.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series A Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date.

“dividend determination date” means, with respect to a dividend period during the Floating-Rate Period, the second London banking day prior to the beginning of such dividend period.

“London banking day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR” for each dividend determination date related to the Floating-Rate Period will be determined by the calculation agent as follows:

(i)

the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months that appears on Reuters Page LIBOR01 (as defined herein) as of 11:00 a.m., London time, on that dividend determination date. If no such rate appears, then three-month LIBOR, in respect of that dividend determination date, will be determined in accordance with the provisions described in (ii) below.

(ii)

With respect to a dividend determination date on which no rate appears on Reuters Page LIBOR01, we will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related dividend determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that dividend determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that dividend determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the dividend determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the dividend determination date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by us for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related dividend reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, three-month LIBOR on the dividend determination date will be the arithmetic mean of such rates.

(iii)

Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Stock and we have notified the calculation agent of such determination (a “LIBOR Event”), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future dividend determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, dividend determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of Series A Preferred Stock. If on any dividend determination date during the Floating-Rate Period (which may be the first dividend determination date of the Floating-Rate Period) a LIBOR Event has occurred prior to such dividend determination date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such dividend determination date, then commencing on such dividend determination date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable dividend period and will remain in effect during the remainder of the Floating-Rate Period.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or on any similar, successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by us from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock (as defined below),

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, will not apply to or prohibit:

(i)

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock; or

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series A Preferred Stock and any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pursuant to an offer made on the same terms to holders of all shares of Series A Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with Series A Preferred Stock in the payment of current dividends (“dividend parity stock”), then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on or after March 15, 2024, for cash at a redemption price of $25.00 per share, or (ii) in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein), for cash at a redemption price of $25.50 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series A Preferred Stock on the original issue date of the Series A Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series A Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series A Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Stock as of the original issue date.

The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed (or sent in accordance with the procedures of the applicable facility) to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder or the method for determining such number.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, holders of Series A Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”). If our assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of any class or series of our stock that ranks on a parity with Series A Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of Series A Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of Series A Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other corporation, including a transaction in which the holders of Series A Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series A Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock will not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series A Preferred Stock and any other class or series of voting preferred stock, the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

“voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series A Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series A Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series A Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series A Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Series A Preferred Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case

(A) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series A Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series A Preferred Stock set forth in this prospectus supplement; or

•

to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations, including, without limitation, to implement the terms of clause (iii) of the definition of three-month LIBOR following the occurrence of a LIBOR Event.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

In any matter in which Series A Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will generally be entitled to one vote. If the Series A Preferred Stock and any other parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class.

No Preemptive and Conversion Rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Additional Classes or Series of Stock

We will have the right to create (including by increasing the total number of authorized shares of our capital stock) and issue additional classes or series of stock ranking equally with or junior to the Series A Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series A Preferred Stock.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC will be the transfer agent and registrar for the Series A Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series A Preferred Stock at such time. Deutsche Bank Trust Company Americas will be the calculation agent for the Series A Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. The summary contained in this prospectus supplement describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized in this prospectus supplement. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry Procedures

The Series A Preferred Stock will be represented by one or more fully registered global certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Unless and until it is exchanged in whole or in part for Series A Preferred Stock in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Series A Preferred Stock represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, certificated stock. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Series A Preferred Stock will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Series A Preferred Stock represented by such Global Security for all purposes under the instruments governing the rights and obligations of holders of the Series A Preferred Stock. Except as provided below, the actual owners of the Series A Preferred Stock represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Series A Preferred Stock represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Series A Preferred Stock in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the Series A Preferred Stock.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Series A Preferred Stock. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the Series A Preferred Stock by, holders of the Series A Preferred Stock, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Series A Preferred Stock. The Series A Preferred Stock will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Series A Preferred Stock and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in

Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Series A Preferred Stock under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Stock on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series A Preferred Stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated stock representing their ownership interests in the Series A Preferred Stock, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the Series A Preferred Stock.

To facilitate subsequent transfers, all Series A Preferred Stock deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Series A Preferred Stock with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Stock. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Series A Preferred Stock will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.

Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the transfer agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If:

(i)

DTC notifies us that it is unwilling or unable to continue to act as securities depositary for the Series A Preferred Stock and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Series A Preferred Stock within 90 days after such notice;

(ii)

DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies us, and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Series A Preferred Stock within 90 days after such notice; or

(iii)	the Company in its sole discretion and subject to DTC’s procedures determines that the Series A Preferred Stock shall be exchangeable for Series A Preferred Stock represented by certificated stock;

then (x) certificated stock may be prepared by us and delivered to the transfer agent and (y) upon surrender of the Global Securities representing the Series A Preferred Stock by DTC (or any successor securities depositary), accompanied by registration instructions, we will cause certificated stock representing the Series A Preferred Stock to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers, dealers and banks, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream

Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Series A Preferred Stock to or receiving interests in the Series A Preferred Stock from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Series A Preferred Stock received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Series A Preferred Stock settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Series A Preferred Stock by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Series A Preferred Stock among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of Series A Preferred Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all in effect as of the date of this offering. The Tax Cuts and Jobs Act of 2017 modified many areas of U.S. federal income tax law that may have a material effect on a holder of Series A Preferred Stock. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of Series A Preferred Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of Series A Preferred Stock.

This discussion is limited to holders who hold Series A Preferred Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing Series A Preferred Stock for cash at original issue and at the initial offering price. This discussion does not address the Medicare tax imposed on certain investment income. In addition, this discussion does not address U.S. federal income tax consequences relevant to a holder’s particular circumstances or consequences relevant to holders subject to particular rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders (defined below) whose functional currency is not the dollar;

•	persons holding Series A Preferred Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell Series A Preferred Stock under the constructive sale provisions of the Code.

If an entity classified as a partnership for U.S. federal income tax purposes holds Series A Preferred Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, entities classified as partnerships considering an investment in Series A Preferred Stock and their partners should consult their tax advisors regarding the U.S. federal income tax consequences to them.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED STOCK ARISING UNDER THE OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Classification and Treatment of the Series A Preferred Stock

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Series A Preferred Stock. Although the matter is not free from doubt, we intend to take the position that the Series A Preferred Stock will be classified as equity of Air Lease Corporation for U.S. federal income tax purposes. This position is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with us. Each holder of Series A Preferred Stock will, by accepting the Series A Preferred Stock or a beneficial interest therein, be deemed to have agreed that the holder intends that the Series A Preferred Stock constitute equity and will treat the Series A Preferred Stock as equity for all U.S. federal, state and local tax purposes. The remainder of this discussion assumes that the classification of the Series A Preferred Stock as equity will be respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Series A Preferred Stock who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions on the Series A Preferred Stock

Distributions with respect to the Series A Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in their Series A Preferred Stock (and the U.S. holder’s tax basis will be reduced accordingly) and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock. Dividends received by a corporate U.S. holder should be eligible for the dividends-received deduction if certain holding period and other applicable requirements are met. Dividends paid to non-corporate U.S. holders will qualify for taxation at preferential rates applicable to “qualified dividends” if certain holding period and other applicable requirements are met. U.S. holders should consult their own tax advisers regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series A Preferred Stock Other than by Redemption

Upon a sale, exchange, or other taxable disposition of Series A Preferred Stock (other than a redemption), a U.S. holder generally will recognize gain or loss equal to the difference between its adjusted tax basis in the

Series A Preferred Stock and the amount realized on the sale, exchange, or other taxable disposition of such Series A Preferred Stock (other than by redemption). Such gain or loss generally will be capital gain or loss and generally will be a long-term capital gain or loss if such U.S. holder has held the Series A Preferred Stock for more than one year prior to the sale, exchange, or other taxable disposition (other than a redemption).

Redemption of the Series A Preferred Stock

Redemption of Series A Preferred Stock generally will be a taxable event. U.S. holders would be treated as if they had sold their Series A Preferred Stock if the redemption:

•	results in a complete termination of the U.S. holder’s stock interest in Air Lease Corporation; or

•	is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If a U.S. holder’s Series A Preferred Stock is redeemed in a redemption that meets one of the tests listed above, a U.S. holder generally will recognize taxable gain or loss equal to the amount of cash received less the U.S. holder’s tax basis in the Series A Preferred Stock redeemed. This gain or loss will be long-term capital gain or capital loss if the U.S. holder has held the Series A Preferred Stock for more than one year. Because the determination as to whether either of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, U.S. holders should consult their own tax advisors regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, a U.S. holder generally will be taxed on the cash received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the holder’s tax basis in the Series A Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series A Preferred Stock that the U.S. holder still holds (or is held by a person related to the U.S. holder).

Information Reporting and Backup Withholding

A U.S. holder generally will be subject to information reporting when such holder receives distributions on, or receives proceeds from the sale or other disposition of, the Series A Preferred Stock. A U.S. holder will be subject to backup withholding with respect to payments of the foregoing amounts if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	in the case of distributions, is notified by the IRS that the holder has previously failed to properly report payments; or

•

in the case of distributions, fails to certify, under penalties of perjury, that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. holders are exempt from backup withholding, including corporations. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Series A Preferred Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Distributions on the Series A Preferred Stock

Except as described below, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “Tax Considerations Applicable to U.S. Holders—Redemption of the Series A Preferred Stock”) paid to such non-U.S. holder that is not effectively connected with a United States trade or business generally will be subject to a 30% U.S. federal income and withholding tax. However, a non-U.S. holder may be entitled to a partial or complete exemption from such tax under an applicable tax treaty. To claim such an exemption, the non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of tax residence. Non-U.S. holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a dividend paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividend is attributable) and the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI, such dividends will not be subject to U.S. federal withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on such dividends in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation, the non-U.S. holder may be subject to a branch profits tax on its effectively connected earnings and profits, subject to adjustments, at a rate of 30% (or such lower rate specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition

Subject to the discussion below on backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange, retirement or other taxable disposition (including a redemption that is treated as a disposition) of the Series A Preferred Stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and certain other conditions are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder was a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, subject to adjustments.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

As discussed above in “Tax Considerations Applicable to U.S. Holders—Redemption of the Series A Preferred Stock”, certain redemptions may be treated as dividends for U.S. federal income tax purposes. See “—Distributions on the Series A Preferred Stock”, above, for a discussion of the tax treatment of such redemptions. Furthermore, if a broker or other paying agent is unable to determine whether the redemption should be treated as a distribution, such paying agent may be required to withhold tax at a 30% rate on the full amount received by the non-U.S. holder (in which case, the non-U.S. holder may be eligible to obtain a refund of all or a portion of any tax).

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A non-U.S. holder generally will not be subject to backup withholding with respect to payments treated as dividends made to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a “United States person” within the meaning of the Code, and the holder certifies its non-U.S. status as described above under “—Distributions on the Series A Preferred Stock.” However, information returns will be filed with the IRS in connection with any amounts treated as dividends paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of the Series A Preferred Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a disposition of the Series A Preferred Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on a properly completed and duly executed IRS Form W-8BEN, W-8BEN-E, or another applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability, if any, or may claim a refund if certain information is timely provided to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of dividends with respect to the Series A Preferred Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Regulations proposed on December 18, 2018 provide that these withholding rules will not apply to payments of gross proceeds from a sale or other disposition of Series A Preferred Stock (other than amounts treated as a dividend). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND

OTHER PLAN INVESTORS

A fiduciary of (i) a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account (“IRA”) or a Keogh plan) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (ii) an entity whose underlying assets are considered to include “plan assets” (within the meaning of ERISA or any applicable Similar Law) of any such plan (each of (i) and (ii), a “Plan”) or other person proposing to invest in the Series A Preferred Stock should consider this section carefully.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan (within the meaning of Section 3(21) of ERISA).

A fiduciary of a Plan should consider, among other things, fiduciary standards under ERISA, the Code or any applicable Similar Law in the context of the particular circumstances of such Plan before authorizing an investment in the Series A Preferred Stock with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law. A fiduciary of a Plan should also consider whether the investment is in accordance with the documents and instruments governing the Plan.

In addition, a fiduciary of a Plan should consider the fact that none of the Company, the underwriters or any of our or their respective affiliates (each, a “Transaction Party”) will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the Series A Preferred Stock. None of the Company, the underwriters or any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any Plan’s decision to invest in the Series A Preferred Stock.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions (referred to as “prohibited transactions”) involving “plan assets” (within the meaning of ERISA) with persons who have certain specified relationships to the ERISA Plan (including “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA Plan, then the investment in the Series A Preferred Stock by the ERISA Plan may give rise to a prohibited transaction; provided, that the purchase, holding and disposition of the Series A Preferred Stock by an ERISA Plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and/or disposition of the Series A Preferred Stock. These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring, holding and/or disposing of the Series A Preferred Stock in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with an ERISA Plan’s investment in the Series A Preferred Stock. If an ERISA Plan engages in a non-exempt prohibited transaction, the transaction may require “correction” and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Similar Laws may impose similar limitations on Plans that are not subject to ERISA or the Code.

Representations

By investing in the Series A Preferred Stock, each purchaser and subsequent transferee shall be deemed to represent that (a) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Series A Preferred Stock or any interest therein constitutes assets of any ERISA Plan or (ii) the purchase, holding and disposition of the Series A Preferred Stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (b) each purchaser or transferee that is, or is acquiring the Series A Preferred Stock or any interest therein with the assets of, an ERISA Plan will be deemed to represent, warrant and acknowledge, for so long as it holds such investment, that a fiduciary independent of the Transaction Parties acting on the ERISA Plan’s behalf is and at all times will be responsible for its decision to invest in, hold and dispose the Series A Preferred Stock as contemplated hereby.

Employee benefit plans that are governmental plans and non-U.S. plans are not subject to ERISA requirements. However, Similar Laws governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above. By investing in the Series A Preferred Stock, each purchaser and subsequent transferee shall be deemed to represent that neither the purchase, holding nor the disposition of the Series A Preferred Stock will violate any applicable Similar Laws.

If you are the fiduciary or other person considering whether to purchase, hold or dispose of the Series A Preferred Stock on behalf of, or with the assets of, any Plan, you should consult your own legal counsel for further guidance. Purchasers of the Series A Preferred Stock have the exclusive responsibility for ensuring that their purchase, holding and disposition of the Series A Preferred Stock complies with the fiduciary responsibility rules of ERISA and do not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the Series A Preferred Stock to a Plan is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any Plan.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series A Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares of Series A Preferred Stock
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,280,000
Morgan Stanley & Co. LLC	2,280,000
Wells Fargo Securities, LLC	2,280,000
J.P. Morgan Securities LLC	1,810,000
Citigroup Global Markets Inc.	450,000
Goldman Sachs & Co. LLC	450,000
Keefe, Bruyette & Woods, Inc.	450,000

Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series A Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series A Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Series A Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the shares to certain dealers at such price less a concession not in excess of $0.50 per share (or not in excess of $0.30 per share for certain institutions). The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share (or not in excess of $0.25 per share for certain institutions) to other dealers. After the initial offering, the public offering price, concessions or any other term of the offering may be changed.

Public offering price (1)	$25.0000
Underwriting discount (2)	$0.6606
Proceeds, before expenses, to us	$24.3394

(1)	Plus declared and unpaid dividends, if any, from March 5, 2019, if initial settlement occurs after that date.

(2)

Rounded to four decimal places and reflects 4,415,000 shares sold to institutional investors, for which the underwriters receive an underwriting discount of $0.5000 per share, and 5,585,000 shares sold to retail investors, for which the underwriters receive an underwriting discount of $0.7875 per share.

The expenses of this offering, not including the underwriting discount, are estimated at $750,000 and are payable by us.

New Issue of Securities

The shares of Series A Preferred Stock are a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol “AL PRA”. If the application is approved, we expect trading of the shares of Series A Preferred Stock to commence within 30 days after the shares are first issued. We have been advised by the underwriters that they presently intend to make a market in the shares of Series A Preferred Stock after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, an active trading market on the NYSE for the shares of Series A Preferred Stock may not develop or, even if one develops, may not last, in which case the liquidity and market price of the shares of Series A Preferred Stock could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer shares of Series A Preferred Stock at the time and price desired will be limited.

Settlement

We expect that delivery of the shares of Series A Preferred Stock will be made to investors on or about March 5, 2019, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their shares of Series A Preferred Stock on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the shares of Series A Preferred Stock will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their shares of Series A Preferred Stock prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for the period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any shares of preferred stock or securities exchangeable for or convertible into preferred stock or any debt securities substantially similar to preferred stock, except for the shares of Series A Preferred Stock sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization, Short Positions

Until the distribution of the shares of Series A Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our Series A Preferred Stock. However, the representatives may engage in transactions that have the effect of stabilizing the price of the shares of Series A Preferred Stock, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell shares of our Series A Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our Series A Preferred Stock than they are required to purchase in this offering. The underwriters must close out any short position by purchasing shares of our Series A Preferred Stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of our Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of shares of our Series A Preferred Stock or preventing or retarding a decline in the market price of shares of our Series A Preferred Stock. As a result, the price of shares of our Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our Series A Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Series A Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares of Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares of Series A Preferred Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Series A Preferred Stock offered should conduct their own due diligence on the shares of Series A Preferred Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares of Series A Preferred Stock may not be offered or sold directly or indirectly to the public in the DIFC.

Prohibition of Sales to EEA Retail Investors

The shares of Series A Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU 2016/97), as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of Series A Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares of Series A Preferred Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares of Series A Preferred Stock in any member state of the EEA which has implemented the Prospectus Directive will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of Series A Preferred Stock. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in Hong Kong

The shares of Series A Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares of Series A Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of Series A Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Act, as amended (the “Financial Instruments and Exchange Act”), and the shares of Series A Preferred Stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Series A Preferred Stock may not be circulated or distributed, nor may the shares of Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Series A Preferred Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Series A Preferred Stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of Series A Preferred Stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of Series A Preferred Stock described herein. The shares of Series A Preferred Stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares of Series A Preferred Stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of Series A Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The shares of Series A Preferred Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of Series A Preferred Stock will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares of Series A Preferred Stock are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the shares of Series A Preferred Stock may not be offered other than by an underwriter that:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of Series A Preferred Stock in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

(b)

has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of Series A Preferred Stock in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public free of charge on the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our Investor Relations at:

Air Lease Corporation

Investor Relations

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus “incorporate by reference” certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other document filed subsequent to such statement that is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Without limitation of the foregoing, market and industry data and information and forecasts incorporated by reference or stated herein shall be deemed to replace the market and industry data and information and forecasts included in any prospectus supplement previously filed prior to this offering.

We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed with the SEC on February 21, 2019);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (filed with the SEC on February 22, 2018) from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 28, 2018); and

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2019 and January 23, 2019.

In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion or termination of the offering of the shares of Series A Preferred Stock made under this prospectus supplement. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including any future filings, by writing or telephoning our Investor Relations at the address and telephone number set forth above under “Where You Can Find More Information”.

These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the shares of Series A Preferred Stock and certain legal matters will be passed upon for us by O’Melveny & Myers LLP. The underwriters have been represented by Simpson Thacher  & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

AIR LEASE CORPORATION

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

Offered, from time to time, by Air Lease Corporation

and

4,824,658 Shares

of

Class A Common Stock

Offered, from time to time, by the Selling Stockholders

From time to time in one or more offerings, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 4,824,658 shares of our Class A Common Stock. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights that we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock, from time to time in one or more offerings, by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AL.” Any Class A Common Stock issued pursuant to a prospectus supplement and/or free writing prospectus will be listed, subject to notice of issuance, on the NYSE or a successor thereof. The applicable prospectus supplement and/or free writing prospectus will contain information, where applicable, as to the listing of any other securities on any securities exchange.

Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time in one or more offerings, sell any combination of securities described in this prospectus and the selling stockholders may sell up to 4,824,658 shares of Class A Common Stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms “Company,” “ALC,” “we,” “our” and “us,” such terms refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings are available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (filed with the SEC on February 22, 2018);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 28, 2018);

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (filed with the SEC on May 10, 2018, August 9, 2018 and November 8, 2018, respectively);

•

our Current Reports on Form 8-K filed with the SEC on January 9, 2018 (with respect to Exhibit 1.1 of Item 9.01 only), January 16, 2018, March 27, 2018, May 3, 2018 (with respect to Items 1.01, 2.03 and Exhibit 10.1 of Item 9.01 only), May 11, 2018 (with respect to Item 5.07 only), June 12, 2018 (with respect to Exhibit 1.1 of Item 9.01 only), June 18, 2018, September 11, 2018 (with respect to Exhibit 1.1 of Item 9.01 only), September 17, 2018 and November 14, 2018; and

•

the description of our Class A Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, initially filed with the SEC on April 4, 2011, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms or to predict the timing of such sales;

•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment, including tariffs and other restrictions on trade;

•

unanticipated impacts of the Tax Cuts and Job Act of 2017 (the “Tax Reform Act”), including as a result of changes in assumptions we make in our interpretation of the Tax Reform Act, guidance related to application of the Tax Reform Act that may be issued in the future, and actions that we may take as a result of our expected impact of the Tax Reform Act; and

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

AIR LEASE CORPORATION

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers, such as The Boeing Company and Airbus S.A.S., and leasing those aircraft to airlines throughout the world. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies and airlines, and through our asset-backed securities platform. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. We may post information that is important to investors on our website. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the following risk factor together with any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock to be sold by the selling stockholders offered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, dated as of November 20, 2018, by and between the Company and Deutsche Bank Trust Company Americas, as the trustee, as may be amended and supplemented from time to time. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture.

The following summary of the terms of our debt securities and the Indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the Indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the Indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the Indenture.

We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part. Forms of debt securities and any supplemental indentures or officers’ certificates, as the case may be, containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or as exhibits to documents that will be incorporated by reference from reports that we file with the SEC. We urge you to read these documents before you invest in the debt securities.

This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture and the certificates evidencing a particular series of debt securities. You will find the definitions of capitalized terms used in this “Description of Debt Securities” under the heading “Description of Debt Securities—Certain Definitions” herein. Terms used in the following summary and not defined have the meanings given to those terms in the Indenture.

For purposes of this “Description of Debt Securities,” references to “Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its Subsidiaries. As used in this “Description of Debt Securities,” references to the principal of and any premium and interest on the debt securities include Additional Amounts, if any, payable on the debt securities in that context.

Provisions Applicable to Indenture

General

The Indenture does not limit the amount of debt securities that we may issue thereunder, nor does it limit the amount of other debt or other securities that we may issue. The Indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

Under the Indenture, we may, without the consent of or notice to the holders of any debt securities under the Indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and ranking of the series of the debt securities (including the terms of any subordination provisions);

•	the aggregate principal amount of the debt securities of the series and any limit thereon;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series will be payable, or the method or methods, if any, used to determine such date or dates;

•

any interest rate, which may be fixed or variable, the method, if any, used to determine such rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the basis used to calculate interest on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•

the place or places where (1) payments on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange and (3) notices or demands to or upon us or the Trustee in respect of the debt securities of the series or the Indenture may be served;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities of the series;

•	any sinking fund or analogous provision;

•	the denominations in which the debt securities of the series will be issued, if other than $2,000 and any integral multiple of $1,000 in excess thereof;

•

whether payments on the debt securities of the series will be payable in Foreign Currency, whether payments will be payable by reference to any index, formula or other method, and whether we or the holders of the debt securities of the series will be able to elect for payments to be made in any other currency or currency units;

•	the portion of the principal amount of debt securities of the series that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the debt securities of the series are defeasible and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	whether the debt securities of the series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	any deletions from or changes or additions to the Events of Default or covenants in the Indenture;

•	conversion rights with respect to the debt securities of the series, if any;

•	whether and under what circumstances any Additional Amounts with respect to the debt securities of the series will be payable;

•	whether the debt securities of the series will be guaranteed, whether upon issuance or the occurrence of certain events;

•	collateral security for the debt securities of the series, if any; and

•	other specific terms of the debt securities of the series.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the Indenture. The Trustee will act as the security registrar for any series of debt securities unless otherwise specified in the applicable prospectus supplement. We or the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to us and the designated security registrar. Each series of debt securities will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made to a holder for any such registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every certificated debt security presented or surrendered for registration of transfer or for exchange will (if so required by us or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the designated security registrar duly executed by the holder thereof or his attorney duly authorized in writing.

Global Debt Securities

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be a clearing agency registered under the Exchange Act, (ii) we, in our sole discretion, determine that such global debt security will be exchangeable for certificated debt securities and execute and deliver to the designated security registrar a written request providing that such global debt security shall be so exchangeable, (iii) there has occurred and is continuing an Event of Default with respect to such global debt security or (iv) there exists such circumstances, if any, in addition to or in lieu of the foregoing as have been specified in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Limitation on Liens

Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing all of the debt securities outstanding under the

Indenture (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, such debt securities will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the date of the Indenture or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(1)	any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(2)

any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3)	Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(4)

a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5)	mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(6)

any Lien arising out of a judgment or award against the Company with respect to which the Company shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company is a party;

(7)

any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the Company’s business;

(8)

any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks related to the Company’s or any of its Subsidiaries’ indebtedness for borrowed money and not for speculative purposes; provided, however, that the collateral securing any Liens permitted by this subsection (8) shall be limited to U.S. dollars, Foreign Currency and/or Government Obligations;

(9)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the date of the Indenture or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(10)

other Liens not permitted by any of subsections (1) through (9) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (10) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (10) subsequent to the date of the Indenture, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

This covenant does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Any lien that is granted to secure debt securities outstanding under the Indenture pursuant to the preceding two paragraphs will be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure such debt securities under the preceding two paragraphs.

Consolidation, Merger and Sale of Assets

The Company will not (i) consolidate with or merge with or into or wind up into any other Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in one or more related transactions, to any Person, in each case, unless:

(1)

the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(2)

the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Indenture and all of the debt securities outstanding thereunder pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default with respect to the debt securities of any series shall have occurred and be continuing; and

(4)

the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

For the purpose of this covenant, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the properties and assets of the Company and its subsidiaries, taken as a whole.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are “Events of Default” with respect to the debt securities of any series outstanding under the Indenture:

(1)

default in any payment of interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series when such interest or such Additional Amounts, as the case may be, become due and payable, which default continues for a period of 30 days;

(2)

default in the payment of principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration, upon repurchase or repayment at the option of the Holder, or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series, which default continues for a period of 30 days;

(4)

default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any debt security of that series (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this section specifically addressed or which covenant or warranty has been included in the Indenture solely for the benefit of one or more series of debt securities other than the applicable series of debt securities), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)

default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $200.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount for such series becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable; provided, however, that in connection with any series of the Convertible Notes, (a) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (b) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (c) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(6)

certain events of bankruptcy, insolvency or reorganization of the Company or a guarantor, if any, of the debt securities of that series, and, in the case of an involuntary insolvency proceeding, such proceeding remains unstayed for a period of 90 consecutive days.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series to be due and payable by notice in writing to the Company and each guarantor of such series, as applicable (and to the Trustee if given by holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

In the event of a declaration of acceleration of debt securities of any series solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series shall be automatically rescinded and annulled if (i) the default or defaults triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto, (ii) the rescission and annulment of the acceleration of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all Events of Default with respect to the debt securities of such series, except non-payment of principal of, or premium, if any, or interest on, such debt securities, that have become due solely by such declaration of acceleration of the debt securities of such series, have been cured or waived as provided below.

If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

Any application by the Trustee for written instructions from the requisite amount of holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of holders in response to such application specifying the action to be taken or omitted.

The Indenture provides that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of any series of debt securities pursuant to the Indenture, unless such holders have offered to the Trustee an indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities or the outstanding debt securities affected, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in each case, under the Indenture and relating to or arising under an Event of Default with respect to such series other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization; provided that:

(1)	such direction will not be in conflict with any rule of law or with the Indenture or the debt securities of such series or such affected debt securities, as the case may be;

(2)

such direction is not unduly prejudicial to the rights of the holders of outstanding debt securities of such series or such outstanding debt securities affected, as the case may be, not joining in the direction;

(3)	such direction will not involve the Trustee in personal liability or expense for which the Trustee has not received a reasonably satisfactory indemnity; and

(4)	the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest and any Additional Amounts, if any, with respect to the foregoing, when due, no holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of that series, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1)	an Event of Default with respect to that series has occurred and is continuing and such holder previously gave written notice to the Trustee of such Event of Default and the continuance thereof;

(2)

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3)	such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

No one or more of such holders of debt securities of that series will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders of debt securities of that series, or to obtain or to seek to obtain priority or preference over any other of such holders of debt securities of that series or to enforce any right under the Indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such holders of debt securities of that series.

Notwithstanding any other provision in the Indenture, the holder of any debt security has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, such debt security on the respective stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date, or, in the case of repayment at the option of the holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Indenture provides that within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company will deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof. The Indenture provides further that if a Default with respect to the debt securities of any series occurs and is continuing and is known to the Trustee, the Trustee will provide each holder of debt securities of such series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any debt security of such series or in the payment of any Additional Amounts or any sinking fund installment with respect to debt securities of such series, the Trustee may withhold from the holders of debt securities of such series notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of such holders. Further, in the case of any Default in the performance, or breach, of any covenant or warranty by the Company or the guarantors, if any, with respect to such series, which Default must continue for a period of 90 consecutive days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate of the principal amount of outstanding debt securities of that series, no such notice to holders must be given until at least 90 days after the occurrence thereof. In addition, the Company and each guarantor, if any, is required to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and such guarantor (as the case may be), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to any outstanding debt securities or any particular series of debt securities (subject to the survival of certain provisions) (“legal defeasance”) or to be released from its obligations under certain of the covenants governing any outstanding debt securities or any particular series of debt securities (“covenant defeasance”), in each case, to the extent set forth in, and subject to the terms of, the Indenture and the debt securities of such series.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the debt securities or the applicable series of debt securities may not be accelerated because of an Event of Default (as described in “Description of Debt Securities—Events of Default”) with respect to such debt securities or series of debt securities. If the Company exercises its covenant defeasance option, payment of the debt securities or any applicable series of debt securities may not be accelerated because of an Event of Default that resulted from failure of the Company to comply with its obligations under any covenant subject to defeasance, which includes the covenants described in “Description of Debt Securities—Certain Covenants—Limitation on Liens” and, if applicable, other covenants or obligations of the Company as may be specified in the applicable prospectus supplement.

In order to exercise either legal defeasance or covenant defeasance under the indenture, the indenture requires, among other conditions, that the Company irrevocably deposit with the trustee, in trust, for the benefit of the holders, money in the currency in which the debt securities or the applicable series of debt securities are payable at stated maturity, upon redemption or upon repurchase, as the case may be, Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, and, to the extent that

(x) such debt securities or series of debt securities provide for the payment of Additional Amounts and (y) the amount of Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its reasonable discretion, any Additional Amounts with respect to, the outstanding debt securities or applicable series of debt securities, and any mandatory sinking fund or analogous payments on those debt securities or series of debt securities, on the stated maturity, the redemption date or the date of repurchase, as the case may be. In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to such defeasance have been satisfied.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged as to all debt securities of any series and will cease to be of further effect as to all debt securities of such series, when either:

(1)

all debt securities of such series that have been authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)

(a) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company (and/or any guarantor of such debt securities, as the case may be) has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the applicable holders, cash in the currency in which such debt securities are payable, Government Obligations or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued interest and, to the extent that (x) such debt securities provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, any Additional Amounts, and any mandatory sinking fund or analogous payments on those debt securities, to the date of stated maturity, redemption or repurchase, as the case may be;

(b) no Default or Event of Default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all other sums payable or due and owing by the Company under the Indenture with respect to the outstanding debt securities of such series; and

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the debt securities of such series at maturity, the redemption date or date of repurchase, as the case may be.

In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Modification and Waiver

Modification of Indenture

The Indenture provides that we, any guarantor and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures to, among other things:

(1)

evidence the succession of another Person to the Company and/or any guarantor (as applicable) and the assumption by any such successor of the covenants of the Company and/or guarantor therein, in the debt securities or in the applicable guarantee of debt securities;

(2)

add to the covenants of the Company and/or any guarantor (as applicable) for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company and/or such guarantor (as applicable) with respect to all or any series of debt securities;

(3)	add any additional Events of Default for the benefit of the holders of all or any series of debt securities;

(4)

to add to or change any of the provisions of the Indenture or the terms of all or any series of debt securities to such extent as shall be necessary to permit or facilitate the issuance of all or any series of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of all or any series of debt securities in uncertificated form; provided, in each case, that all uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

(5)

add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

(6)	secure any series of debt securities or any guarantee of debt securities;

(7)	establish the form or terms of debt securities of any series and/or establish the form or terms of any guarantee of debt securities;

(8)

evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture to provide for more than one Trustee;

(9)

cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture;

(10)

conform the Indenture or any supplemental indenture to the description of the debt securities and/or the guarantees of the debt securities set forth in any prospectus, offering memorandum or supplement to such prospectus or offering memorandum related to such series of debt securities;

(11)	comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(12)

add guarantees with respect to the debt securities of any series or to confirm and evidence the release, termination or discharge of any such guarantees with respect to the debt securities of any series when such release, termination or discharge is permitted under the Indenture; or

(13)

make any other provisions with respect to matters or questions arising under the Indenture or to make any other change that is necessary or desirable; provided that no such provision or change made pursuant to this clause (12) shall have a material adverse effect on the interests of the holders of the outstanding debt securities of any series.

In addition, modifications and amendments of the Indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the Trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby,

(1)	change the stated maturity of the principal of, or premium, if any, or of any installment of principal or interest on, or any Additional Amounts, if any, with respect to, any debt securities;

(2)

reduce the principal amount of or any premium on any debt securities or reduce the interest rate (or modify the calculation of such rate) on or any amount payable upon redemption or repurchase of, or any Additional Amounts payable with respect to, any debt securities or change the Company’s obligation to pay Additional Amounts (except as otherwise contemplated and permitted by the Indenture);

(3)

reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture;

(4)	change the currency in which any debt securities or any premium or interest thereon, or any Additional Amounts with respect thereto, is payable;

(5)

impair the right to institute suit for the enforcement of any payment of principal, interest, premium or Additional Amounts on any debt securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holder, on or after the date for repayment);

(6)

reduce the percentage in principal amount of the outstanding debt securities of any series required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults; or

(7)	subject to certain limited exceptions, modify any of the provisions set forth in this “Description of Debt Securities—Modification and Waiver” section.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of the series affected by the Default may, on behalf of the holders of all such debt securities of such series, waive any past Default under the Indenture with respect to all of the outstanding debt securities of such series except a continuing Default in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, such debt securities and a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Debt Securities in Foreign Currencies

Unless otherwise specified in the applicable prospectus supplement, whenever the Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, holders of debt securities of any series in which not all of such debt securities are denominated in the same currency, any amount in respect of any debt security denominated in a Foreign Currency shall be treated for any such action, determination or distribution as that amount of U.S. dollars that could be obtained by converting any such Foreign Currency as of the record date with respect to the debt securities of such series for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as we may specify in a written notice to the Trustee. Unless otherwise specified in the applicable prospectus supplement, such conversion shall be at the spot rate for the purchase of the designated Foreign Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or such information is no longer available in The Financial Times, such source as may be selected in good faith by us) on any date of determination.

Payment and Paying Agents

Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the Trustee). At our option, however, we may make payments of interest and any Additional Amounts by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Payments of interest and any Additional Amounts made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the Trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of applicable abandoned property law, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global debt securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

The Indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

Concerning our Relationship with the Trustee

Deutsche Bank Trust Company Americas will act as Trustee under the Indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender to us under our syndicated credit facility and also provides, from time to time, other services to us in the ordinary course of business.

Certain Definitions

The following defined terms are applicable to the debt securities outstanding under the Indenture in addition to any other defined terms in the Indenture that are not defined herein.

“Additional Amounts” means any additional amounts which are required by the Indenture or by the terms of any debt security thereunder, under circumstances specified therein, to be paid by the Company in respect of taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders specified therein.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Consolidated Tangible Assets” means, at any date, the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the SEC or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Default” means, with regard to the debt securities of any series outstanding under the Indenture, any event that is, or after the notice or passage of time or both would be, an Event of Default with respect to such series of debt securities.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Existing Warehouse Facility” means that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 and as amended as of October 14, 2013, July 23, 2014, December 24, 2015 and August 23, 2018, among ALC Warehouse, the lenders party thereto and Commonwealth Bank of Australia, New York Branch, as Agent, as such agreement may be amended, supplemented, extended, refinanced, renewed or replaced.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant debt security or any Additional Amounts in respect thereof shall be payable, in each case, where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case, where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case of (i) or (ii), is not callable or redeemable at the option of the issuer or issuers thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase by the Company or a Subsidiary of the Company of Aircraft Assets.

“Warehouse Facility Indebtedness” means indebtedness under any Existing Warehouse Facility or other Warehouse Facility; provided that the amount of any particular Warehouse Facility Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A Common Stock, Class B Non-Voting Common Stock and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and fourth amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and fourth amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation and fourth amended and restated bylaws, which are filed as exhibits to reports we file with the SEC.

Authorized Capitalization

We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (“Class B Non-Voting Common Stock,” and together with the Class A Common Stock, the “common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors.

As of November 7, 2018, 104,069,215 shares of Class A Common Stock were outstanding and no shares of Class B Non-Voting Common Stock were outstanding. We have reserved 609,437 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan and 5,000,000 shares of Class A Common Stock for issuance under the Air Lease Corporation 2014 Equity Incentive Plan.

Common Stock

Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.

Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and do not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

Except as otherwise provided by law, our restated certificate of incorporation or our fourth amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Except as provided in the following sentence, director nominees are elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Director nominees are elected by a plurality of the votes cast at any meeting of stockholders if (i) we have received notices that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our fourth amended and restated bylaws and (ii) such nomination has not been withdrawn by the stockholder on or prior to the day next preceding the date we first mail our notice of meeting for such meeting to the stockholders.

Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.

Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Registration Rights

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,824,658 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Certain Anti-Takeover Matters

Special meeting of stockholders

Our restated certificate of incorporation and our fourth amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

Our restated certificate of incorporation and our fourth amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

Our fourth amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, for notice by the stockholder to be considered timely, it must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the date of the annual meeting. Our fourth amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

Our fourth amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock entitled to vote in the election of directors. Additionally, our restated certificate of incorporation provides that our fourth amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

The vote of the holders of not less than two-thirds of the shares of common stock entitled to vote in the election of directors is required to adopt any amendment to our restated certificate of incorporation or fourth amended and restated bylaws. Further, unless otherwise restricted by law, any director or our entire board of directors may be removed, with or without cause, only by the holders of two-thirds of the voting power of all issued and outstanding stock entitled to vote at an election of directors, except that the affirmative vote of the holders of only a majority of the voting power of all of our issued and outstanding common stock is required to remove a director or directors if such vote occurs at a special meeting of the stockholders called specifically to consider the removal of members of the board of directors in connection with the remedies provided under our Registration Rights Agreement. See “—Registration Rights” above.

The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

Our restated certificate of incorporation does not opt out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(i)	prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii)

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

(iii)

on or subsequent to such time the stockholder became interested, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in our bylaws

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or fourth amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our fourth amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

Our Class A Common Stock is listed on the NYSE under the symbol “AL.” Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants. As of November 7, 2018, we had no warrants outstanding.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or certified form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions, such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably, at the depositary’s election.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of November 7, 2018, we had no rights outstanding.

We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION WITH SELLING STOCKHOLDERS

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,824,658 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Indemnification of Directors and Officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

SELLING STOCKHOLDERS

The selling stockholders named below may offer, from time to time in one or more offerings, up to an aggregate of 4,824,658 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of Class A Common Stock held by each of them as of October 22, 2018.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time in one or more offerings. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the options held by that person are deemed to be outstanding if they are exercisable within 60 days of October 22, 2018. The shares subject to options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 104,068,147 shares of our Class A Common Stock outstanding as of October 22, 2018.

The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be “underwriter” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Information about additional selling stockholders, if any, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each selling stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each selling stockholder listed in the table is c/o Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067.

	Beneficial Ownership Before Resale		Number of shares offered pursuant to this prospectus	Beneficial Ownership After Resale(1)
	Class A Common Stock			Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(16)	328,889	*	328,889	—	*
Alex A. Khatibi Living Trust(3)	138,564	*	70,178	68,386	*
Baer-Hotchkiss Trust(4)	115,320	*	70,178	45,142	*
Emerald Financial LLC(5)(16)	35,925	*	35,925	—	*
Hart, Matthew J.(6)	34,020	*	10,000	24,020	*
Házy Family Community Property Trust 5/28/85(7)(16)	2,700,000	2.59%	2,700,000	—	*
Levy Family Trust(8)	143,989	*	80,300	63,989	*
Milton, Robert A.(6)	34,020	*	10,000	24,020	*
Ocean Equities, Inc.(9)(16)	101,667	*	101,667	—	*
Plueger Family Trust(10)	773,449	*	216,939	556,510	*
Poerschke, John D.(11)	47,278	*	19,462	27,816	*
Steven F. Udvar-Házy Separate Property Trust(7)(16)	1,199,558	1.15%	1,043,125	156,433	*
Sugar Family Trust UAD 7/19/2001(12)	50,000	*	50,000	—	*
Udvar-Házy, Christine L.(13)(16)	28,300	*	26,000	2,300	*
Udvar-Házy, Courtney C.(14)(16)	10,900	*	10,000	900	*
Udvar-Házy, Karissa K.(14)(16)	13,600	*	12,500	1,100	*
Udvar-Házy, Steven C.(15)(16)	18,600	*	17,500	1,100	*
Udvar-Házy, Trenton S.(15)(16)	11,100	*	10,000	1,100	*
Willis, Gregory B., II(17)	66,257	*	11,995	54,262	*

*	Less than 1.0%.
(1)

Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See “Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement.”

(2)

Steven F. Udvar-Házy is the Executive Chairman of the Board of Directors of the Company. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein.

(3)

Alex A. Khatibi is an Executive Vice President of the Company. Mr. Khatibi is the trustee of the Alex A. Khatibi Living Trust and has sole voting and investment power over the shares held by such selling stockholder. As of October 22, 2018, Mr. Khatibi was deemed to beneficially own, in addition to the 138,564 shares owned by the Alex A. Khatibi Living Trust, 130,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Khatibi.

(4)

Marc H. Baer is the Executive Vice President, Marketing of the Company. Mr. Baer and Hannah Hotchkiss, as trustees of the Baer-Hotchkiss Trust, have shared voting and investment power over the shares held by such selling stockholder. As of October 22, 2018, Mr. Baer was deemed to beneficially own, in addition to the 115,320 shares owned by the Baer-Hotchkiss Trust, 144,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Baer.

(5)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which Mr. Udvar-Házy is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein.

(6)	Mr. Hart and Mr. Milton are members of the Board of Directors of the Company.
(7)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, is the trustee of the Házy Family Community Property Trust 5/28/85 and the Steven F. Udvar-Házy Separate Property Trust and has sole voting and investment power over the shares held by each of such selling stockholders.

(8)

Grant A. Levy is an Executive Vice President of the Company. Mr. Levy and Margaret Levy, as trustees of the Levy Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of October 22, 2018, Mr. Levy was deemed to beneficially own, in addition to the 143,989 shares owned by the Levy Family Trust, 78,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Levy, and an aggregate of 3,000 shares of Class A Common Stock held by Mr. Levy’s children. Mr. Levy disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein.

(9)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein.

(10)

John L. Plueger is the Chief Executive Officer and President of the Company, as well as a member of the Board of Directors of the Company. Mr. Plueger and Celeste J. Lesperance, as trustees of the Plueger Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of October 22, 2018, Mr. Plueger was deemed to beneficially own, in addition to the 773,449 shares owned by the Plueger Family Trust, 395,806 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Plueger, and an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(11)	Mr. Poerschke is an Executive Vice President of the Company.
(12)

Ronald D. Sugar is a member of the Board of Directors of the Company. Dr. Sugar and Valerie S. Sugar, as trustees of the Sugar Family Trust UAD 7/19/2001, have voting and investment power over the shares held by such selling stockholder. As of October 22, 2018, in addition to the shares held in the above described trust, Dr. Sugar directly holds 24,020 shares of Class A Common Stock.

(13)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Christine L. Udvar-Házy, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by Mrs. Udvar-Házy, except to the extent of his pecuniary interest therein.

(14)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Courtney L. Udvar-Házy and Karissa K. Udvar-Házy, his daughters. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his daughters, except to the extent of his pecuniary interest therein.

(15)	Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Steven C. Udvar-Házy and

Trenton S. Udvar-Házy, his sons. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his sons, except to the extent of his pecuniary interest therein.
(16)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own an aggregate of 6,982,040 shares of Class A Common Stock, representing approximately 6.61% of the outstanding shares of Class A Common Stock of the Company as of October 22, 2018. These 6,982,040 shares consist of 328,889 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 101,667 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 35,925 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,700,000 and 1,199,558 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,599,989 shares of Class A Common Stock issuable pursuant to the exercise of stock options; 932,512 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; 1,000 shares of Class A Common Stock held as custodian for his grandchildren and 82,500 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy’s wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,285,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 2.55% of the outstanding shares of Class A Common Stock of the Company following this offering.

(17)

Mr. Willis is an Executive Vice President and the Chief Financial Officer of the Company. Mr. Willis directly holds 51,257 shares of Class A Common Stock and 15,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options.

PLAN OF DISTRIBUTION

General

We may sell the securities, and the selling stockholders may sell some or all of the shares of Class A Common Stock that they hold, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholders” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

The securities may be distributed by us or the selling stockholders, as applicable, from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders who participate in the sale or distribution of the shares of Class A Common Stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled “Selling Stockholders” are deemed to be underwriters. As a result, any selling stockholders, broker-dealers or agents who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the Class A Common Stock by any selling stockholders, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the securities being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, we or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

With respect to the offering and sale of the Class A Common Stock under this prospectus by the selling stockholders, we have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny  & Myers LLP.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10,000,000 Shares

Air Lease Corporation

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Morgan Stanley

Wells Fargo Securities

J.P. Morgan

Citigroup

Goldman Sachs & Co. LLC

Keefe, Bruyette & Woods

              A Stifel Company

February 26, 2019